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FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 24.1 - POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENT - that each person whose signature appears below constitutes and appoints Joseph E. O'Dell and David R. Tomb, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form 10-K, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to do done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1934, this report has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE AND CAPACITY                                            DATE

/S/E. H. BRUBAKER                                             March 13, 2001
E. H. Brubaker, Director

/S/SUMNER E. BRUMBAUGH                                        March 13, 2001
Sumner E. Brumbaugh, Director

/S/DAVID S. DAHLMANN                                          March 13, 2001
David S. Dahlmann, Director

/S/JOHN A. ROBERTSHAW, JR.                                    March 13, 2001
John A. Robertshaw, Jr., Director

/S/DALE P. LATIMER                                            March 13, 2001
Dale P. Latimer, Director

/S/RONALD C. GEISER                                           March 13, 2001
Ronald C. Geiser, Director

/S/JOSEPH E. O'DELL                                           March 13, 2001
Joseph E. O'Dell, President and CEO
and Director
/S/DAVID R. TOMB, JR.                                         March 13, 2001
David R. Tomb, Jr., Sr. Vice President,
Secretary and Treasurer and Director
/S/JOSEPH W. PROSKE                                           March 20, 2001
Joseph W. Proske, Director

/S/EDWARD T. COTE                                             March 20, 2001
Edward T. Cote, Director

/S/JOHNSTON A. GLASS                                          March 21, 2001
Johnston A. Glass, Director

/S/ROBERT C. WILLIAMS                                         March 21, 2001
Robert C. Williams, Director

/S/JOHN J. DOLAN                                              March 29, 2001
(1)John J. Dolan, Executive Vice President
and Chief Financial Officer
/S/JANICE PATTI                                               March 29, 2001
(2)Janice Patti, Comptroller

(1) Also Chief Accounting Officer
(2) Also Chief Financial Officer